Exhibit 99.1

Battalion Oil Corporation Announces Third Quarter 2022 Financial and Operating Results

HOUSTON, TEXAS – November 14, 2022 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the third quarter 2022.

Key Highlights

●	New volumes from 2022 capital program driving production growth – ~8% increase in average daily production over second quarter 2022
●	Approximately 34% increase in Adjusted EBITDA over second quarter 2022
●	Improved realized pricing – ~11% increase in realized crude oil prices despite ~15% decline in average crude oil prices over second quarter 2022
●	Most recent three well pad began flowing back during second week of October, raising total to 8 wells put online in 2022
●	Completed Third Bone Spring test with promising early results – production in line with Wolfcamp well performance
●	Construction of acid gas treating facility on track with an expected facility in-service date during 1Q23
●	Revised FY 2022 guidance for oil production; reiterating guidance on total production, total capital expenditures, and wells put online

Management Comments

Richard Little, the Company’s CEO, commented, “As we continue to build on our strong drilling and completion performance in 2022, our third quarter results begin to reflect the benefits of our return to development. With our capital program driving production growth and realized pricing improving as we outproduce our legacy hedges, Battalion delivered an approximate 34% increase in Adjusted EBITDA over second quarter despite an overall decline in benchmark prices. This is a significant achievement for Battalion as we continue to build momentum towards 2023.”

“We are also excited to announce that we recently completed a test of the Third Bone Spring at Monument Draw, and early results are promising with production in line with our Wolfcamp well performance. With several producing Bone Spring wells around our acreage, a successful test would significantly de-risk that zone across our footprint and could unlock the potential for multi-zone development. We will continue to closely monitor these results and expect to provide a more complete update at year end.”

“With much of our capital program behind us, we also want to take this opportunity to provide revised guidance expectations for 2022. While we are reiterating our original guidance for capital activity, capex and total production, we do anticipate a slight reduction to our oil cut and, as such, have reduced estimates for total oil production.”

“As we move into the fourth quarter, we remain focused on efficient and disciplined operations as we close out our 2022 capital program. With new wells continuing to come online, a Bone Spring test underway, and growing cash flows, we feel well positioned for success in the fourth quarter and beyond.”

Results of Operations

Average daily net production and total operating revenue during the third quarter 2022 were 16,228 barrels of oil equivalent per day (“Boepd”) (50% oil) and $99.1 million, respectively, as compared to production and revenue of 17,728 Boepd (53% oil) and $80.8 million, respectively, during the third quarter 2021. The increase in revenues year-over-year is primarily attributable to an approximate $16.75 per Boe increase in average prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 102% of the average NYMEX oil price during the third quarter of 2022. Realized hedge losses totaled approximately $34.5 million during the third quarter 2022.

Lease operating and workover expense was $9.93 per Boe in the third quarter of 2022 and $7.95 per Boe in the third quarter of 2021. Adjusted G&A was $2.11 per Boe in the third quarter of 2022 compared to $2.11 per Boe in the third quarter of 2021 (see Selected Operating Data table for additional information).

The Company reported net income to common stockholders for the third quarter of 2022 of $105.9 million and net income per diluted share of $6.42. After adjusting for selected items, the Company reported adjusted net income to common stockholders for the third quarter of 2022 of $4.0 million, or adjusted net income of $0.24 per diluted share (see Selected Item Review and Reconciliation for additional information). Adjusted EBITDA during the quarter ended September 30, 2022 was $24.3 million as compared to $23.0 million during the quarter ended September 30, 2021 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of September 30, 2022, the Company had $220.1 million of indebtedness outstanding, approximately $1.3 million of letters of credit outstanding and up to $15.0 million in delayed draw term loans available to be drawn under our Term Loan Agreement. Total liquidity on September 30, 2022, inclusive of $33.5 million of cash and cash equivalents, was $48.5 million.

At September 30, 2022, the Company was not in compliance with Current Ratio requirements under the Term Loan Agreement. On November 10, 2022, the Term Loan Agreement was amended to modify certain provisions including, but not limited to, decreasing the Current Ratio requirement to 0.9 to 1.00 as of September 30, 2022. As a result of the amendment, we were in compliance with the amended Current Ratio covenant for the quarter ended September 30, 2022.  A further explanation of the revisions to the term loan credit facility can be found in Note 5 of the Company’s Form 10-Q.

Revised 2022 Guidance

The Company is providing updated FY 2022 guidance for oil production, which has been reduced to a range of 7.5 – 8.5 MBopd. The Company is maintaining all other FY 2022 Guidance.

	Revised FY 2022 Guidance
	Low		High
Oil Production, MBopd	7.5	–	8.5
Total Production, MBoepd	14.0	–	17.0
Wells POL	8	–	12
Total Capex, $MM	$130	–	$150

Conference Call Information

Battalion Oil Corporation has scheduled a conference call for Wednesday, November 16, 2022, at 10:00 a.m. Central Time. To access the live conference call, local participants may dial +1 646-828-8193. All other participants may dial 888-394-8218 for toll free. The confirmation code for the live conference call is 5533000. The live conference call will also be available through the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab. The replay for the event will be available on the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Chris Lang
Director, Finance & Investor Relations

(832) 538-0551

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$70,406	$60,023	$206,874	$153,228
Natural gas	15,656	9,435	39,296	23,839
Natural gas liquids	12,644	11,046	35,234	22,806
Total oil, natural gas and natural gas liquids sales	98,706	80,504	281,404	199,873
Other	443	312	858	827
Total operating revenues	99,149	80,816	282,262	200,700

Operating expenses:
Production:
Lease operating	12,265	11,979	35,698	31,615
Workover and other	2,559	990	4,807	2,317
Taxes other than income	5,613	3,082	15,936	9,186
Gathering and other	16,663	15,934	47,787	43,436
General and administrative	4,498	4,491	14,071	13,349
Depletion, depreciation and accretion	13,615	10,885	36,436	32,729
Total operating expenses	55,213	47,361	154,735	132,632
Income (loss) from operations	43,936	33,455	127,527	68,068

Other income (expenses):
Net gain (loss) on derivative contracts	67,634	(20,571)	(88,134)	(119,371)
Interest expense and other	(5,682)	(1,900)	(13,202)	(5,017)
Gain (loss) on extinguishment of debt	—	2,068	—	2,068
Total other income (expenses)	61,952	(20,403)	(101,336)	(122,320)
Income (loss) before income taxes	105,888	13,052	26,191	(54,252)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$105,888	$13,052	$26,191	$(54,252)

Net income (loss) per share of common stock:
Basic	$6.48	$0.80	$1.60	$(3.34)
Diluted	$6.42	$0.79	$1.59	$(3.34)
Weighted average common shares outstanding:
Basic	16,340	16,270	16,327	16,257
Diluted	16,483	16,428	16,496	16,257

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$33,499	$46,864
Accounts receivable, net	39,867	36,806
Assets from derivative contracts	18,225	1,383
Restricted cash	60	1,495
Prepaids and other	958	1,366
Total current assets	92,609	87,914
Oil and natural gas properties (full cost method):
Evaluated	680,202	569,886
Unevaluated	65,021	64,305
Gross oil and natural gas properties	745,223	634,191
Less - accumulated depletion	(375,648)	(339,776)
Net oil and natural gas properties	369,575	294,415
Other operating property and equipment:
Other operating property and equipment	4,223	3,467
Less - accumulated depreciation	(1,072)	(1,035)
Net other operating property and equipment	3,151	2,432
Other noncurrent assets:
Assets from derivative contracts	8,789	2,515
Operating lease right of use assets	446	721
Other assets	2,933	2,270
Total assets	$477,503	$390,267

Current liabilities:
Accounts payable and accrued liabilities	$100,198	$62,826
Liabilities from derivative contracts	41,088	58,322
Current portion of long-term debt	25,041	85
Operating lease liabilities	381	369
Asset retirement obligations	222	—
Total current liabilities	166,930	121,602
Long-term debt, net	179,372	181,565
Other noncurrent liabilities:
Liabilities from derivative contracts	23,583	7,144
Asset retirement obligations	15,250	11,896
Operating lease liabilities	65	352
Other	960	4,003
Commitments and contingencies
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,343,814 and 16,273,913 shares issued and outstanding as of
September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	333,634	332,187
Retained earnings (accumulated deficit)	(242,293)	(268,484)
Total stockholders' equity	91,343	63,705
Total liabilities and stockholders' equity	$477,503	$390,267

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$105,888	$13,052	$26,191	$(54,252)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	13,615	10,885	36,436	32,729
Stock-based compensation, net	683	481	1,540	1,560
Unrealized loss (gain) on derivative contracts	(102,112)	(1,816)	(23,911)	69,053
Amortization of deferred loan costs	919	—	2,726	—
Reorganization items	—	—	(744)	—
Loss (gain) on extinguishment of debt	—	(2,068)	—	(2,068)
Accrued settlements on derivative contracts	(7,159)	(203)	7,493	6,769
Change in fair value of Change of Control Call Option	(448)	—	(3,043)	—
Other income (expense)	(32)	58	(128)	(229)
Cash flows from operations before changes in working capital	11,354	20,389	46,560	53,562
Changes in working capital	14,127	(2,357)	7,254	(6,430)
Net cash provided by (used in) operating activities	25,481	18,032	53,814	47,132

Cash flows from investing activities:
Oil and natural gas capital expenditures	(35,621)	(9,611)	(86,998)	(47,204)
Proceeds received from sale of oil and natural gas properties	1	21	1	947
Other operating property and equipment capital expenditures	(244)	(7)	(949)	(7)
Other	70	18	166	16
Net cash provided by (used in) investing activities	(35,794)	(9,579)	(87,780)	(46,248)

Cash flows from financing activities:
Proceeds from borrowings	122	63,000	20,122	145,000
Repayments of borrowings	—	(71,021)	(85)	(148,021)
Debt issuance costs	—	—	(379)	—
Other	(25)	(22)	(492)	(290)
Net cash provided by (used in) financing activities	97	(8,043)	19,166	(3,311)

Net increase (decrease) in cash, cash equivalents and restricted cash	(10,216)	410	(14,800)	(2,427)

Cash, cash equivalents and restricted cash at beginning of period	43,775	1,458	48,359	4,295
Cash, cash equivalents and restricted cash at end of period	$33,559	$1,868	$33,559	$1,868

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Production volumes:
Crude oil (MBbls)	753	872	2,097	2,396
Natural gas (MMcf)	2,352	2,589	7,022	6,777
Natural gas liquids (MBbls)	348	327	924	812
Total (MBoe)	1,493	1,631	4,191	4,338
Average daily production (Boe/d)	16,228	17,728	15,352	15,890

Average prices:
Crude oil (per Bbl)	$93.50	$68.83	$98.65	$63.95
Natural gas (per Mcf)	6.66	3.64	5.60	3.52
Natural gas liquids (per Bbl)	36.33	33.78	38.13	28.09
Total per Boe	66.11	49.36	67.14	46.07

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(36.07)	$(24.19)	$(46.50)	$(20.33)
Natural gas (per Mcf)	(3.11)	(0.50)	(2.07)	(0.24)
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	(23.09)	(13.73)	(26.73)	(11.60)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$57.43	$44.64	$52.15	$43.62
Natural gas (per Mcf)	3.55	3.14	3.53	3.28
Natural gas liquids (per Bbl)	36.33	33.78	38.13	28.09
Total per Boe	43.02	35.63	40.41	34.47

Average cost per Boe:
Production:
Lease operating	$8.22	$7.34	$8.52	$7.29
Workover and other	1.71	0.61	1.15	0.53
Taxes other than income	3.76	1.89	3.80	2.12
Gathering and other	11.16	9.77	11.40	10.01
General and administrative, as adjusted (1)	2.11	2.11	2.74	2.64
Depletion	8.97	6.57	8.56	7.39

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.02	$2.75	$3.36	$3.08
Stock-based compensation:
Non-cash	(0.46)	(0.29)	(0.37)	(0.36)
Non-recurring charges and other:
Cash	(0.45)	(0.35)	(0.25)	(0.08)
General and administrative, as adjusted(2)	$2.11	$2.11	$2.74	$2.64

Total operating costs, as reported	$27.87	$22.36	$28.23	$23.03
Total adjusting items	(0.91)	(0.64)	(0.62)	(0.44)
Total operating costs, as adjusted(3)	$26.96	$21.72	$27.61	$22.59

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
As Reported:
Net income (loss), as reported	$105,888	$13,052	$26,191	$(54,252)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(99,848)	$(7,416)	$(28,886)	$58,986
Natural gas	(2,264)	5,600	4,975	10,067
Total mark-to-market non-cash charge	(102,112)	(1,816)	(23,911)	69,053
Loss (gain) on extinguishment of debt	—	(2,068)	—	(2,068)
Change in fair value of Change of Control Call Option	(449)	—	(3,043)	—
Non-recurring charges	670	568	1,036	347
Selected items, before income taxes	(101,891)	(3,316)	(25,918)	67,332
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(101,891)	(3,316)	(25,918)	67,332

Net income (loss), as adjusted (1)	$3,997	$9,736	$273	$13,080

Diluted net income (loss) per common share, as reported	$6.42	$0.79	$1.59	$(3.34)
Impact of selected items	(6.18)	(0.20)	(1.57)	4.14
Diluted net income (loss) per common share, excluding selected items (1)(2)	$0.24	$0.59	$0.02	$0.80

Net cash provided by (used in) operating activities	$25,481	$18,032	$53,814	$47,132
Changes in working capital	(14,127)	2,357	(7,254)	6,430
Cash flows from operations before changes in working capital	11,354	20,389	46,560	53,562
Cash components of selected items	7,829	771	(5,713)	(6,422)
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$19,183	$21,160	$40,847	$47,140

(1)	Net income (loss) earnings per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(2)	The impact of selected items for the three and nine months ended September 30, 2022 were calculated based upon weighted average diluted shares of 16.5 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items. The impact of selected items for the three and nine months ended September 30, 2021 were calculated based upon weighted average diluted shares of 16.4 million shares, respectively, due to the net income (loss) available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net income (loss), as reported	$105,888	$13,052	$26,191	$(54,252)
Impact of adjusting items:
Interest expense	6,232	1,904	16,347	5,238
Depletion, depreciation and accretion	13,615	10,885	36,436	32,729
Stock-based compensation	683	481	1,540	1,560
Interest income	(141)	(3)	(142)	(212)
Loss (gain) on extinguishment of debt	—	(2,068)	—	(2,068)
Unrealized loss (gain) on derivatives contracts	(102,112)	(1,816)	(23,911)	69,053
Change in fair value of Change of Control Call Option	(449)	-	(3,043)	—
Non-recurring charges and other	597	559	867	332
Adjusted EBITDA(1)	$24,313	$22,994	$54,285	$52,380

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2022	June 30,2022	March 31, 2022	December 31, 2022

Net income (loss), as reported	$105,888	$13,047	$(92,744)	$25,935
Impact of adjusting items:
Interest expense	6,232	5,394	4,721	3,215
Depletion, depreciation and accretion	13,615	12,601	10,220	12,679
Stock-based compensation	683	473	384	450
Interest income	(141)	(1)	—	(1)
Loss (gain) on extinguishment of debt	—	—	—	122
Unrealized loss (gain) on derivatives contracts	(102,112)	(12,837)	91,038	(21,332)
Change in fair value of Change of Control Call Option	(449)	(562)	(2,032)	—
Non-recurring charges (credits) and other	597	53	217	(718)
Adjusted EBITDA(1)	$24,313	$18,168	$11,804	$20,350

Adjusted LTM EBITDA(1)	$74,635

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2021	June 30,2021	March 31, 2021	December 31, 2021

Net income (loss), as reported	$13,052	$(33,929)	$(33,375)	$(63,757)
Impact of adjusting items:
Interest expense	1,904	1,838	1,496	1,853
Depletion, depreciation and accretion	10,885	11,249	10,595	13,886
Full cost ceiling impairment	—	-	-	26,702
Stock-based compensation	481	485	594	785
Interest income	(3)	(84)	(125)	(171)
Loss (gain) on extinguishment of debt	(2,068)	—	—	—
Unrealized loss (gain) on derivatives contracts	(1,816)	34,817	36,052	30,172
Non-recurring charges (credits) and other	559	(275)	48	(658)
Adjusted EBITDA(1)	$22,994	$14,101	$15,285	$8,812

Adjusted LTM EBITDA(1)	$61,192

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.